                                                                     Exhibit 2.1

                      AGREEMENT & PLAN OF REORGANIZATION

     THIS AGREEMENT & PLAN OF REORGANIZATION ("Agreement") is entered into and effective as of the 13/th/ day of September, 2000 (the "Effective Date"), among Planet Earth Recycling, Inc., a Nevada corporation (hereinafter, "PERI"), located at 435 Martin Street, Blaine Washington 98230, AVML Sub One Corporation, a Nevada corporation (hereinafter, "AVML Sub"), located at 101 Convention Center Dr., Suite 1200 Las Vegas, Nevada 89109, and Adventure Minerals, Inc., a Nevada corporation (hereinafter, "Adventure"), located at 101 Convention Center Dr., Suite 1200 Las Vegas, Nevada 89109 (collectively, the "Constituent Corporations"). In consideration of covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Background. The Constituent Corporations have deemed it advisable and in the best interests of the Constituent Corporations, respectively, and their respective shareholders, that PERI be combined with Adventure (the "Combination"). The Constituent Corporations desire to accomplish the Combination by 1) merging PERI with and into AVML Sub (the "Horizontal Merger"),
2) merging AVML Sub with and into Adventure (the "Vertical Merger") and 3) amending the Articles of Incorporation of Adventure to change its name from "Adventure Minerals, Inc." to "Planet Earth Recycling, Inc."

2.   Related Agreements.

     2.1 Pursuant to completing the Combination, the Constituent Corporations have entered into that certain Agreement and Plan of Merger in substantially the form attached as Exhibit A and incorporated herein by this reference.

     2.2 Adventure and AVML Sub shall also enter into that certain Agreement and Plan of Merger in substantially the form attached as Exhibit B after receiving confirmation that the Effective Time of the Horizontal Merger has occurred.

3.   Representations and Warranties of the Constituent Corporations.

     3.1  Representations and Warranties of PERI. PERI represents and warrants
          --------------------------------------
to AVML Sub and Adventure as set forth below.

          3.1.1 PERI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     3.2 The board of directors of PERI has authorized the execution and performance of this Agreement.

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          3.2.1  Planet Earth Operating Services Inc. ("PEOSI") is a wholly owned subsidiary of PERI, incorporated and validly existing under the Canada Business Corporations Act. Listed below are four (4) wholly owned subsidiaries of PEOSI. Each subsidiary of PEOSI is validly existing and in good standing under the Business Corporations Act of Yukon, Canada.

                 3.2.1.1   Planet Earth Management Inc;

                 3.2.1.2   Planet Earth Design Build Inc;

                 3.2.1.3   Planet Earth Bio Conversions Inc; and

                 3.2.1.4   Earth Alliance Systems Inc.

          3.2.2 Attached as Schedule 3.2.2 is a list of PERI's significant agreements ("Significant Agreements"). Each Significant Agreement is in full force and effect as of the date of this Agreement.

     3.3  Representations and Warranties of Adventure.  Adventure represents and
          -------------------------------------------
warrants to PERI as set forth below

          3.3.1 Adventure is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

          3.3.2 The board of directors of Adventure has authorized the execution and performance of this Agreement and the transfer of stock contemplated hereby.

     3.4  Representations and Warranties of AVML Sub.  AVML Sub represents and
          ------------------------------------------
warrants to PERI as set forth below

          3.4.1 AVML Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

          3.4.2 The board of directors of AVML Sub has authorized the execution and performance of this Agreement.

4. Actions in Conjunction with Horizontal Merger. At the closing of the Horizontal Merger, Adventure and its affiliates shall cooperate to:

     4.1 Authorize a change in the number of Directors on the Adventure Board of Directors from 2 to 3;

     4.2 Accept the resignation letter of Grayson W. Hand as a director and as President, Treasurer and Secretary of Adventure, effective upon receipt by the Board of Directors of Adventure, substantially in the form attached as Exhibit C and incorporated herein by this reference;

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     4.3  Accept the resignation letter of Gordon Keevil as a director of
Adventure, effective upon receipt by the Board of Directors of Adventure, substantially in the form attached as Exhibit D and incorporated herein by this reference;

     4.4 Appoint Don Dick, Wayne Hansen, and Gary Martin as directors of Adventure, to serve until the next annual meeting of stockholders of Adventure;

     4.5  Elect the following as officers of Adventure:

                 Frank Andre            as President;

                 Wayne Hansen           as Treasurer;

                 Gary Martin            as Secretary;

     4.6 Execute the Adventure Unanimous Consent of Board of Directors, accepting the resignations and appointing new directors and officers, substantially in the form attached as Exhibit E.

5. Actions after Vertical Merger. Immediately following the Effective Time of the Vertical Merger, Adventure and its affiliates shall cooperate to: authorize an amendment to the articles of incorporation to change the name of Adventure to "Planet Earth Recycling, Inc."; and adopt the amendments to the Articles of Incorporation and Bylaws proposed by the current directors and officers of PERI.

6. Implementation. Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Nevada, including calling and conducting a special meeting of the stockholders of Adventure, to consummate and make effective the Merger.

7. Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations

8. Governing Law. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada.

9. Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the other party or parties all of its costs, expense and reasonable attorneys' fees incurred therein by the prevailing party, including costs, expenses and attorneys' fees incurred on appeal.

10. Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this AGREEMENT AND PLAN OF MERGER as of the date first set forth above.

Planet Earth Recycling, Inc.,             Adventure Minerals, Inc.,
a Nevada corporation                      a Nevada corporation


By   /s/ Perry Smith                      By   /s/ Grayson Hand
   ------------------------------           --------------------------------
   Name: Perry Smith                        Name: Grayson W. Hand
   Title: President                         Title: President


AVML Sub One Corporation,
a Nevada corporation


By   /s/ Grayson Hand
  -------------------------------
   Name: Grayson W. Hand
   Title: President

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                                   EXHIBIT A
                   Agreement and Plan of Merger by and Among
    Adventure Minerals, Inc, Planet Earth Recycling, Inc. and Avml Sub One
                                  Corporation




                       [See Exhibit 2.2 to the Form 8-k]

                                   EXHIBIT B
                  Agreement and Plan of Merger by and Between
             Adventure Minerals, Inc. and Avml Sub One Corporation





                       [See Exhibit 2.3 To The Form 8-k]

                                   EXHIBIT C
                      Letter of Resignation - Grayson Hand

                                  RESIGNATION

To:  The Board of Directors of Adventure Minerals, Inc.


       I, GRAYSON W. HAND, hereby tender my resignation as a Director of Adventure Minerals, Inc. (the "Company") and I further tender my resignation as President, Treasurer and Secretary of the Company effective upon acceptance by the Board of Directors of the Company.


____________________________        _______________
Grayson W. Hand                     Date

                                   EXHIBIT D
                      Letter of Resignation - Gordon Keevil

                                  RESIGNATION

To: The Board of Directors of Adventure Minerals, Inc.


       I, GORDON KEEVIL, hereby tender my resignation as a Director of Adventure Minerals, Inc. effective upon acceptance by the Board of Directors of the Company.

__________________________          _______________
Grayson W. Hand                     Date

                                   EXHIBIT E
                            Adventure Minerals, Inc.
                     Unanimous Consent of Board Of Directors
        (Accepting Resignation of Directors and Appointing New Directors)


                           ADVENTURE MINERALS, INC.

                    UNANIMOUS CONSENT OF BOARD OF DIRECTORS
       (Accepting Resignation of Directors and Appointing New Directors)

     Pursuant to authority granted by NRS Chapter 78, the Board of Directors ("Board") of Adventure Minerals, Inc., a Nevada corporation (the "Corporation"), unanimously consent to the adoption of the following resolutions:

     WHEREAS, the Board has determined that it is in the best interests of the Corporation and the stockholders to change the number of Director on the Board from 2 to 3; and

     WHEREAS, the Board has determined that it is in the best interests of the Corporation and the stockholders to accept the resignations of Grayson W. Hand and Gordon Keevil as Directors and Officers of the Corporation; and

     WHEREAS, the Board has determined that it is in the best interests of the Corporation and the stockholders to appoint new Directors to 1) replace Mr. Hand and Mr. Keevil and 2) to fill the vacancy for the third Director's position;

     NOW, THEREFORE, IT IS:

     RESOLVED, that the Board authorizes the changes in the number of Directors on the Board from 2 to 3; and it is further

     RESOLVED, that the Board appoints Don Dick as a Director of the Corporation; and it is further

     RESOLVED, that the Board accepts the resignation of Mr. Keevil as a Director of the Corporation; and it is further

     RESOLVED, that the Board appoints Wayne Hansen as a Director of the Corporation; and it is further

     RESOLVED, that the Board accepts the resignation of Mr. Hand as a Director and as President, Secretary and Treasurer of the Corporation; and it is further

     RESOLVED, that the Board appoints Gary Martin as a Director of the Corporation; and it is further

     RESOLVED, that the Board elects Frank Andre as President of the Corporation; and it is further

     RESOLVED, that the Board elects Gary Martin as Secretary of the Corporation; and it is further
     RESOLVED, that the Board elects Wayne Hansen as Treasurer of the Corporation; and it is further

     RESOLVED, that the new President of the Corporation, or his designee, is authorized and directed to take any and all actions necessary and proper to effect the foregoing, transactions contemplated by this Consent.

     Each undersigned director hereby waives notice in connection with this consent and the matters considered, authorized and approved herein.

     The Directors may execute these resolutions in two or more counterparts, and such counterparts when taken together constitute one instrument. Signatures transmitted by facsimile shall be deemed valid and binding.

     IN WITNESS WHEREOF, the signatures of the directors of the Corporation set forth below evidence their adoption of the preceding RESOLUTIONS as of the last date set forth below next to their signatures.


____________________________________                 Date:____________
Grayson W. Hand, Director



____________________________________                 Date:____________
Gordon Keevil, Director



____________________________________                 Date:____________
Don Dick, Director



____________________________________                 Date:____________
Wayne Hansen, Director



____________________________________                 Date:____________
Gary Martin, Director

                                SCHEDULE 3.2.2

                            Significant Agreements

a) Master Service Agreement. The Company has a Master Service Agreement with a corporation that allows it to have the right to construct, commission, maintain, operate, supply and broker the end product of all Thermo Master(TM) Plants built for any licensee in the world. These services are provided at a cost plus 15% rate.

b) License Agreement. The Company has a License Agreement for the Thermo Master(TM) technology in Canada, Washington, Oregon, Nevada, Idaho, California and Hawaii. It has an exclusive right to build a Thermo Master(TM) Plant in any of its territories.

c) Consulting Agreement. The Company has entered into a ten month Consulting Agreement for monthly consulting and administrative services (see Note 4). This contract is renewable in October, 2000 for the full rate or a reduced rate for a further nine-month period.